Exhibit 99.1
Unaudited Pro Forma Combined Financial Statements
     These unaudited pro forma combined financial statements have been prepared to reflect the acquisition of Pueblo Midstream Gas Corporation (“Pueblo”) by Regency Energy Partners LP (the “Partnership”) and its indirect wholly-owned subsidiary, Pueblo Holdings, Inc., a Delaware corporation (“Pueblo Holdings”) (“Pueblo Acquisition”). The Partnership applied the guidance of Statement of Financial Accounting Standard No. 141, “Business Combinations.” The pro forma adjustments, which were prepared applying the rules established by the Securities and Exchange Commission in Article 11 of Regulation S-X have been applied to the unaudited combined financial statements as of and for the year ended December 31, 2006.
     The balance sheet reflects the Pueblo Acquisition and the pro forma adjustments as though they occurred on December 31, 2006, while the statement of operations reflects the Pueblo Acquisition related financing and, as applicable, the pro forma adjustments as though they occurred on January 1, 2006.
     The balance sheet and statement of operations financial information included in the column entitled “Partnership” were derived from the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006. The balance sheet and statement of operations financial information included in the column entitled “Pueblo” were derived from Pueblo’s audited financial statements included in the Current Report at Exhibit 99.2.
     The unaudited pro forma combined financial statements are based on assumptions that the Partnership believes are reasonable under the circumstances and are intended for informational purposes only. Actual results may differ from the estimates and assumptions used. They are not necessarily indicative of the financial results that would have occurred if the Pueblo Acquisition had taken place on the dates indicated, nor are they indicative of the future consolidated results.

Regency Energy Partners LP
Unaudited Pro Forma Combined Balance Sheet
December 31, 2006
(in thousands except unit data)

			Pro Forma		Pro Forma
	Partnership	Pueblo	Adjustments		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$9,139	$2	$(34,513)	a	$9,141
			34,513	c
Restricted cash	5,782	—	—		5,782
Accounts receivable, net of allowance of $181 in 2006	96,993	1,124	—		98,117
Related party receivables	755	—	—		755
Assets from risk management activities	2,126	—	—		2,126
Other current assets	5,279	104	—		5,383

Total current assets	120,074	1,230	—		121,304

Property, plant and equipment:
Gas plants and buildings	103,490	15,450	—		118,940
Gathering and transmission systems	529,776	4,269	24,124	b	558,169
Other property, plant and equipment	73,861	—	—		73,861
Construction - in - progress	85,277	—	—		85,277

Total property, plant and equipment	792,404	19,719	24,124		836,247
Less accumulated depreciation	(58,370)	(4,302)	4,302	b	(58,370)

Property, plant and equipment, net	734,034	15,417	28,426		777,877

Other assets:
Intangible assets, net of amortization of $4,676 in 2006	76,923	—	—		76,923
Long-term assets from risk management activities	1,674	—	—		1,674
Other, net of amortization on debt issuance costs of $946 in 2006	17,212	—	—		17,212
Investments in unconsolidated subsidiaries	5,616	—	—		5,616
Goodwill	57,552	—	17,370	b	74,922

Total other assets	158,977	—	17,370		176,347

TOTAL ASSETS	$1,013,085	$16,647	$45,796		$1,075,528

LIABILITIES & PARTNERS’ CAPITAL & STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$117,254	$1,662	$—		$118,916
Related party payables	280	—	—		280
Escrow payable	5,783	—	—		5,783
Accrued taxes payable	2,758	—	—		2,758
Liabilities from risk management activities	3,647	58	(58)	d	3,647
Other current liabilities	5,592	—	—		5,592

Total current liabilities	135,314	1,720	(58)		136,976

Long-term liabilities from risk management activities	145	—	—		145
Other long-term liabilities	269	4,573	20	d	4,862
Long-term debt	664,700	1,030	(1,030)	d	699,213
			34,513	c

Commitments and contingencies

Partners’ Capital and Stockholders’ Equity:
Stockholders’ equity	—	9,362	(9,362)	a	—
Common units (22,721,077 units authorized and 20,371,993 units issued and
outstanding at December 31, 2006)	42,192	—	19,722	a	63,867
			1,953	b

Class B common units (5,173,189 units authorized, issued and outstanding at December 31, 2006)	60,671	—	—		60,671
Class C common units (2,857,143 units authorized, issued and outstanding at December 31, 2006)	59,992	—	—		59,992
Subordinated units (19,103,896 units authorized, issued and outstanding at December 31, 2006)	43,240	—	—		43,240
General partner interest	5,543	—	—		5,543
Accumulated other comprehensive income (loss)	1,019	(38)	38	d	1,019

Total partners’ capital and stockholders’ equity	212,657	9,324	12,351		234,332

TOTAL LIABILITIES & PARTNERS’ CAPITAL & STOCKHOLDERS’ EQUITY	$1,013,085	$16,647	$45,796		$1,075,528

See accompanying notes to unaudited pro forma combined financial statements

Regency Energy Partners LP
Unaudited Pro Forma Combined Statement of Operations
December 31, 2006
(in thousands except unit data and per unit data)

			Pro Forma		Pro Forma
	Partnership	Pueblo	Adjustments		Combined
REVENUE
Gas sales	$560,620	$4,648	$—		$565,268
NGL sales	256,672	8,937	—		265,609
Gathering, transportation and other fees	60,911	1,682	—		62,593
Related party revenues	2,160	—	—		2,160
Net unrealized and realized loss from risk management activities	(7,709)	(1,174)	—		(8,883)
Other	24,211	187	—		24,398

Total revenue	896,865	14,280	—		911,145

OPERATING COSTS AND EXPENSES
Cost of gas and liquids	738,816	7,925	—		746,741
Related party expenses	1,630	—	—		1,630
Operation and maintenance	39,496	2,321	—		41,817
General and administrative	22,826	848	(786)	f	22,888
Management services termination fee	12,542	—	—		12,542
Transaction expenses	2,041	—	—		2,041
Depreciation and amortization	39,654	1,334	1,073	g	42,061

Total operating costs and expenses	857,005	12,428	287		869,720

OPERATING INCOME	39,860	1,852	(287)		41,425

OTHER INCOME AND DEDUCTIONS
Interest expense, net	(37,182)	(264)	(2,394)	e	(39,840)
Equity income	532	—	—		532
Loss on debt refinancing	(10,761)	—	—		(10,761)
Other income and deductions, net	307	(242)	938	h	1,003

Total other income and deductions	(47,104)	(506)	(1,456)		(49,066)

NET INCOME (LOSS)	(7,244)	1,346	(1,743)		(7,641)
Less:
Net income from January 1-31, 2006	1,564	—	(145)	k	1,419

Net income (loss) for partners	$(8,808)	$1,346	$(1,598)		$(9,060)

General partner’s interest	(176)	27	(32)	i	(181)

Limited partners’ interest	(8,632)	1,319	(1,566)		(8,879)

Basic and diluted earnings per unit:
Net loss allocated to common units	$(4,003)			j	$(4,173)
Weighted average number of common units outstanding	19,103,896				19,855,493
Loss per common unit	$(0.21)				$(0.24)

Net loss allocated to subordinated units	$(4,003)			j	$(3,996)
Weighted average number of subordinated units outstanding	19,103,896				19,103,896
Loss per subordinated unit	$(0.21)				$(0.25)

Net loss allocated to Class B common units	$(626)			j	$(710)
Weighted average number of units outstanding	5,173,189				5,173,189
Loss per Class B common unit	$(0.12)				$(0.15)

Net loss allocated to Class C common units	$—				$—
Weighted average number of units outstanding	871,817				871,817
Loss per Class C common unit	$—				$—
See accompanying notes to unaudited pro forma combined financial statements

Regency Energy Partners LP
Notes to Unaudited Pro Forma Combined Financial Statements
The following notes discuss the columns presented and the entries made to the unaudited pro forma combined financial statements.
Partnership
This column represents the historical consolidated balance sheet and related statement of operations of the Partnership as of December 31, 2006. These financial statements were derived from our audited financial statements as reported in our Annual Report on Form 10-K for the year ended December 31, 2006.
Pueblo
This column represents the historical consolidated financial statements of Pueblo Midstream Gas Corporation that have been derived from its audited financial statements, included in Exhibit 99.2.
Adjustments
a.	Represents the value of cash and common units given in consideration for the purchase of Pueblo. The common units were valued using $26.24 for the 751,597 common units issued.

b.	Represents the preliminary allocation of the excess of the consideration given over the book value of assets, adjusted for non-
assumption of certain liabilities by the Partnership. Management has initiated a detailed valuation study, which could result in a different allocation. For example, we may identify intangible assets, or determine that the amount allocable to property, plant and equipment should increase or decrease.

The purchase price of Pueblo (in thousands of dollars) as reflected in the accompanying pro forma balance sheet was calculated as follows:

Cash	$34,513
Common units	19,722
Liabilities assumed	6,255

Total purchase price	$60,490
This total purchase price was preliminarily allocated to the following assets:

Cash	$2
Accounts receivable	1,124
Other current assets	104
Property, plant and equipment	48,145
Goodwill	17,370
Liabilities	(6,255)

Total	$60,490
c.	Represents borrowings against the Partnership’s revolving credit facility used to fund the cash payment in the transaction.

d.	Represents the non-assumption of $1,030,000 of debt and NGL swap contracts entered into by Pueblo’s previous parent to hedge commodity price exposure in 2007.

e.	Represents the incremental interest paid, applying the Partnership’s 7.7 percent cost of debt in 2006.

f.	Represents the cessation of management oversight fees paid to the previous owner by Pueblo in 2006.

g.	Represents the incremental depreciation expense on the increased book value of property, plant and equipment, applying straight-line depreciation over a twenty year property life based on the preliminary allocation of the purchase price as noted in item b above. If, after the completion of the detailed valuation study, the amount allocated to goodwill increases by $1 million and the estimated useful lives of the depreciable assets were to remain at twenty years, annual depreciation expense would decrease by $50,000.

h.	Represents the total of the incremental income statement items, multiplied by the statutory tax rate of 35 percent.

i.	Represents the general partner’s share of the incremental net loss associated with pro forma adjustments.

j.	Represents the allocation of the limited partners’ share of the incremental net loss associated with the pro forma adjustments on the basis of distributions received as calculated below.

PRO FORMA UNITS RECEIVING DISTRIBUTIONS

Common units at IPO	19,103,896
Common units for Pueblo	751,597

Total pro forma common units, excluding long-term incentive plan units	19,855,493	47%

Subordinated units	19,103,896	45%

Class B common units (weighted average of participation period)	3,664,342	8%

Total units receiving distributions	42,623,731	100%
k.	Represents one-twelth of the net loss resulting from the pro forma adjustments.